EXHIBIT (i)
FOLEY & LARDNER LLP ATTORNEYS AT LAW
777 EAST WISCONSIN AVENUE MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com
February 25, 2008	CLIENT/MATTER NUMBER 078409-0101

Bear Stearns Active ETF Trust
c/o Bear Stearns Asset Management, Inc.
237 Park Avenue
New York, New York 10017

Re:	Opinion of Special Regulatory Counsel regarding the Registration Statement filed on Form N-1A (File Nos. 333-141421, 811-22038) (the “Registration Statement”)

Ladies and Gentlemen:

        We have acted as special regulatory counsel to Bear Stearns Active ETF Trust, a statutory trust organized under the laws of the State of Delaware (the “Trust”). This opinion is being delivered to you in connection with the Trust’s filing of Pre-Effective Amendment No. 2 to the Registration Statement (the “Amendment”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended, to register an indefinite amount of the Trust’s units of beneficial interest, no par value (collectively, the “Shares”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

        In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

        (a)     the Amendment;

        (b)     the Trust’s Certificate of Trust, Declaration of Trust and Bylaws, as amended to date;

        (c)     proceedings of the trustees of the Trust relative to the authorization of issuance of the Shares; and

        (d)     such other proceedings, documents and records as we have deemed relevant and necessary to enable us to render this opinion.

        In all such reviews, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Trust.

BOSTON BRUSSELS CHICAGO DETROIT JACKSONVILLE	LOS ANGELES MADISON MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

February 22, 2008

        Based upon and subject to the forgoing, we are of the opinion that the Shares, when issued and sold in the manner described in the Amendment after the Registration Statement is made effective by SEC or otherwise pursuant to the rules and regulations of the SEC, will be legally issued, fully paid and non-assessable.

        The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement under the caption “Other Service Providers” in the prospectus that is a part thereof and under the caption “Legal Counsel” in the statement of additional information that is a part thereof and in any revised or amended versions thereof. In giving this consent, however, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

FOLEY & LARDNER LLP